As filed with the Securities and Exchange Commission
                                        on November 15, 1999
                                   Registration No. 333-84761
============================================================

             SECURITIES AND EXCHANGE COMMISSION
                   WASHINGTON, D.C. 20549
 -----------------------------------------------------------
                          FORM S-8
         POST-EFFECTIVE AMENDMENT NO. 2 ON FORM S-8
                             TO
                          FORM S-4
                   REGISTRATION STATEMENT
                            UNDER
                 THE SECURITIES ACT OF 1933*
------------------------------------------------------------

                       CBS CORPORATION
   (Exact Name of Registrant as Specified in its Charter)
             PENNSYLVANIA                     25-0877540
   (State or Other Jurisdiction of         (I.R.S. Employer
    Incorporation or Organization)        Identification No.)
 -----------------------------------------------------------

                     51 WEST 52nd STREET
                     NEW YORK, NY 10019
                       (212) 975-4321
     (Address, Including Zip Code, and Telephone Number,
       including Area Code, of Registrant's Principal
                     Executive Offices)
         ==========================================
            THE KING WORLD PRODUCTIONS, INC. 1998
      STOCK OPTION AND RESTRICTED STOCK PURCHASE PLAN;
 THE KING WORLD PRODUCTIONS, INC. 1996 AMENDED AND RESTATED
      STOCK OPTION AND RESTRICTED STOCK PURCHASE PLAN;
   THE KING WORLD PRODUCTIONS, INC. SALESFORCE BONUS PLAN
                    (Full Title of Plan)
------------------------------------------------------------
                     ANGELINE C. STRAKA
    VICE PRESIDENT, SECRETARY AND DEPUTY GENERAL COUNSEL
                       CBS CORPORATION
                     51 WEST 52ND STREET
                     NEW YORK, NY  10019
                       (212) 975-4321
           (Name and Address, Including Zip Code,
        and Telephone Number, Including Area Code, of
                     Agent For Service)
------------------------------------------------------------
*Filed as a Post-Effective Amendment on Form S-8 to such Form S-4 Registration Statement (No. 333-84761) pursuant to the procedure described in this Amendment. See "Introductory Statement".
============================================================

                   INTRODUCTORY STATEMENT

     CBS Corporation, a Pennsylvania corporation, amends its registration statement on Form S-4 (No. 333-84761) by filing this Post-Effective Amendment No. 2 on Form S-8 relating to the sale of up to 8,557,004 hares of common stock of CBS issuable upon the exercise of stock options granted under the following King World Productions, Inc. stock option plans:

          *    The King World Productions, Inc. 1998 Stock
               Option and Restricted Stock Purchase Plan

          * The King World Productions, Inc. 1996 Amended and Restated Stock Option and Restricted
               Stock Purchase Plan

          *    The King World Productions, Inc. Salesforce
               Bonus Plan

     On November 15, 1999, King World merged with and into
K Acquisition Corp., a wholly-owned subsidiary of CBS, with K Acquisition being the surviving corporation in the Merger and changing its name to King World Productions, Inc. As a result of the Merger, King World became a wholly-owned subsidiary of CBS and each outstanding share of King World common stock, with certain exceptions, was converted into
0.81 shares of CBS common stock. In addition, as a result of the Merger, CBS has assumed King World's obligations under the outstanding stock options granted under the King World stock option plans listed above and each such stock option is no longer exercisable for shares of King World common stock, but rather allows the holder to acquire, on the same terms and conditions as before the Merger, shares of CBS common stock adjusted to reflect the exchange ratio that was applied in the Merger. Based on this adjustment, King World stock options became options for a number of shares of CBS common stock equal to the number of shares of King World common stock for which such King World stock option was exercisable, multiplied by 0.81, rounded, in the case of any King World stock option other than an "incentive stock option," up, and, in the case of any incentive stock option, down, to the nearest whole share, if necessary. The exercise price per share of CBS common stock under such stock options is equal to the exercise price immediately prior to the Merger divided by 0.81, the exchange ratio, rounded to the nearest cent, if necessary. Pursuant to their terms, King World stock options held by non-employee directors of King World immediately prior to the Merger became immediately exercisable upon the consummation of the Merger.

     The designation of this Post-Effective Amendment as Registration No. 333-84761 denotes that the Post-Effective
Amendment relates only to the shares of CBS common stock issuable on the exercise of stock options under the King
World stock option plans described above and that this is the first post-effective amendment to the Form S-4 filed with respect to those shares.

                           PART II

     INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

          The following documents, each as filed with the Securities and Exchange Commission, are incorporated as of their respective dates in this Registration Statement by reference:

     * CBS's Annual Report on Form 10-K, as amended by Form 10-K/A, for the year ended December
          31, 1998

     *    All other reports filed by CBS pursuant to Section
          13(a) or 15(d) of the Securities Exchange Act of
          1934 since December 31, 1998

     * The description of risk factors and unaudited pro forma financial information relating to the Viacom Inc./CBS transactions contained in the Preliminary Joint Proxy Statement dated October 7, 1999 filed with the SEC by CBS in connection with the pending Viacom/CBS merger

     * The description of CBS common stock contained in CBS's registration statement on Form 10 dated May
          15, 1935 as amended or updated pursuant to the Exchange Act

     References within this document to:

     * the Form 10-K for the year ended December 31, 1998, refer to that Form 10-K as amended by the Form 10-K/A, and

     * the Form 10-Q for the quarter ended March 31, 1999, refer to Form 10-Q as amended by the Form 10-Q/A.

All reports and other documents subsequently filed by CBS with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement which indicates either that all securities offered by this Registration Statement have been sold or which deregisters all of the securities under this Registration Statement then remaining unsold, will be deemed to be incorporated by reference in this Registration Statement and to be a part of this Registration Statement from the respective date of filing of each of those documents. Any statement contained in this Registration Statement or a document incorporated or deemed to be incorporated by reference in this Registration Statement will be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in this Registration Statement or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this Registration Statement modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

 ITEM 4.  DESCRIPTION OF SECURITIES.

          Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

          As of November 9, 1999, Angeline C. Straka, Vice President, Secretary and Deputy General Counsel of CBS, who has provided an opinion as to the legality of the securities being registered under this Post-Effective Amendment to the Registration Statement, beneficially owned 91,547 shares of CBS common stock, including 91,107 shares issuable on exercise of stock options.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

          CBS is incorporated under the laws of the Commonwealth of Pennsylvania.

          Section 1741 of the Pennsylvania Business
Corporation Law empowers a Pennsylvania corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative; other than an action by or in the right of the corporation, by reason of the fact that such person is or was a representative of the corporation or is or was serving at the request of the corporation as a representative of another corporation or enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action or proceeding, if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. Section 1742 of the PBCL empowers a corporation to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was a representative of the corporation or is or was serving at the request of the corporation as a representative of another corporation or enterprise, against expenses, including attorneys' fees, actually and reasonably incurred by him or her in connection with the defense or settlement of the action if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, provided that indemnification will not be made in respect of any claim, issue or matter as to which such person has been adjudged to be liable to the corporation unless there is a judicial determination that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for the expenses that the court deems proper.

          Section 1743 of the PBCL provides that to the extent that a representative of a corporation has been successful on the merits or otherwise in defense of any action or proceeding, or in defense of any claim, issue or matter in such action or proceeding, he or she will be indemnified against expenses, including attorneys' fees, actually and reasonably incurred by him or her in connection with such action or proceeding.

          Section 1745 of the PBCL provides that expenses, including attorneys' fees, incurred in defending an action or proceeding may be paid by the corporation in advance of the final disposition of such action or proceeding on receipt of an undertaking by or on behalf of the representative to repay such amount if it is ultimately determined that he or she is not entitled to be indemnified by the corporation.

          Section 1746 of the PBCL provides that the indemnification and advancement of expenses provided by, or granted pursuant to, the other sections of the PBCL will not be deemed exclusive of any other rights to which a person seeking indemnification or advancement of expenses may be entitled under any by-law, agreement, vote of shareholders or disinterested directors or otherwise. However, Section 1746 also provides that such indemnification will not be made in any case where the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness.

          CBS provides for indemnification of its directors and officers pursuant to Article ELEVEN of its Restated Articles of Incorporation and Article XVII(B) of its Bylaws. Article ELEVEN of CBS's Restated Articles of Incorporation and Article XVII(B) of CBS's Bylaws provide in effect that, with respect to actions or proceedings based on acts or omissions on or after January 27, 1987, and unless prohibited by applicable law, CBS will indemnify directors and officers against all expenses, including attorney's fees, judgments, fines and amounts paid in settlement incurred in connection with any such actions or proceedings, subject to certain limitations in the case of actions by such persons against CBS. Under Article XVII(B), CBS will also advance amounts to any director or officer during the pendency of any such actions or proceedings against expenses incurred in connection with such actions or proceedings, provided that, if required by law, CBS receives an undertaking to repay such amount if it is ultimately determined that such person is not entitled to be indemnified under such Article. The indemnification provided for in such Articles is in addition to any rights to which any director or officer may otherwise be entitled.
Article XVII(B) of CBS's Bylaws provides that the right of a director or officer to such indemnification and advancement of expenses will be a contract right and further provides procedures for the enforcement of such right.

          As authorized by Article ELEVEN of its Restated Articles of Incorporation, CBS has purchased directors' and officers' liability insurance policies indemnifying its directors and officers and the directors and officers of its subsidiaries against claims and liabilities, with stated exceptions, to which they may become subject by reason of their positions with CBS or its subsidiaries as directors and officers.


ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

          Not applicable.

ITEM 8.  EXHIBITS.

Exhibit
-------

Number    Description
-----     ------------


4.1 The Restated Articles of Incorporation of CBS, as amended to October 27, 1999, are incorporated by reference to Exhibit 3(b) to Form 10-Q for the quarter ended September 30, 1999.

4.2 The Bylaws of CBS, as amended to May 4, 1999, are incorporated by reference to Exhibit 3(b) to Form
          10-Q for the quarter ended June 30, 1999.

4.3 The CBS Rights Agreement is incorporated by reference to Exhibit 1 to Form 8-A filed with the SEC on January 9, 1996.

4.4 The King World 1998 Stock Option and Restricted Stock Purchase Plan is incorporated by reference to Exhibit 10.1 to the King World Quarterly Report on Form 10-Q for the fiscal term ended March 30, 1999.

4.5       The King World 1996 Amended and Restated Stock
          Option and Restricted Stock Purchase Plan is incorporated by reference to Exhibit 10.11 to the King World Annual Report on Form 10-K for the fiscal year ended August 31, 1997.

4.6 The King World Salesforce Bonus Plan is incorporated by reference to Exhibit 10.2 to Post-Effective Amendment No. 1 to the King World Registration Statement No. 333-11363 on Form S-8 filed with the SEC on April 22, 1997.

4.7 Agreement and Plan of Merger, dated as of March 31, 1999, by and among King World Productions, Inc., the Company and K Acquisition Corp. is incorporated by reference to Exhibit 2.1 to the report on Form 8-K of King World Productions, Inc. filed with the SEC on April 1, 1999.

4.8 Amendment No. 1, dated as of September 8, 1999, to Agreement and Plan of Merger, dated as of March 31, 1999, by and among King World Productions, Inc., the Company and K Acquisition Corp. is incorporated by reference to Exhibit 2.1 to the report on Form 8-K filed with the SEC on September 15, 1999.

*5.1 Opinion of Angeline C. Straka, Vice President, Secretary and Deputy General Counsel of CBS, as to the legality of the securities being registered.


*23.1     Consent of KPMG LLP, Independent Public Accountants.

*23.2 Consent of Counsel to CBS Corporation (included in Exhibit 5.1 hereto).

**24.1    Powers of Attorney.

------------------------------
*    Filed herewith.
**   Previously filed.

ITEM 9.  UNDERTAKINGS.

     (a)  CBS hereby undertakes:

* to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the registration statement;

* that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

* to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

* that, for purposes of determining any liability under the Securities Act of 1933, each filing of CBS's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

* insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of CBS pursuant to the foregoing provisions, or otherwise, CBS has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities, other than the payment by CBS of expenses incurred or paid by a director, officer or controlling person of CBS in the successful defense of any action, suit or proceeding, is asserted by such director, officer or controlling person in connection with the securities being registered, CBS will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                         SIGNATURES

          Pursuant to the requirements of the Securities Act, CBS certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on November 15, 1999.

                         CBS CORPORATION


                         By:  /s/ Angeline C. Straka
				     -------------------------
                         Name:  Angeline C. Straka
                         Title: Vice President & Secretary

          Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 2 to the
Registration Statement has been signed by the following persons in the capacities indicated as of the date set forth above.

          SIGNATURE           TITLE

   *                          Director
_____________________________
(George H. Conrades)

  *                           Director
_____________________________
(Martin C. Dickinson)

  *                           Director
_____________________________
(William H. Gray III)

  *                           President and Chief Executive
_____________________________ Officer and Director
(Mel Karmazin)                (principal executive officer)

  *                           Director
_____________________________
(Jan Leschly)

  *                           President and Chief Executive
_____________________________ Officer, CBS Television, and
(Leslie Moonves)              Director

  *                           Chairman and Director
_____________________________
(David T. McLaughlin)

  *                           Director
_____________________________
(Richard R. Pivirotto)

  *                           Director
_____________________________
(Raymond W. Smith)

  *                           Director
_____________________________
(Dr. Paula Stern)

  *                           Director
_____________________________
(Robert D. Walter)

  *                           Executive Vice President and
_____________________________ Chief Financial Officer
(Fredric G. Reynolds)         (principal financial officer)

  *                           Vice President and Controller
_____________________________ (principal accounting
(Robert G. Freedline)         officer)




*By: /s/  Angeline C. Straka
	-----------------------
     Angeline C. Straka
     Attorney-in-fact

Exhibit
-------

Number    Description
-------   ------------


4.1 The Restated Articles of Incorporation of CBS, as amended to October 27, 1999, are incorporated by reference to Exhibit 3(b) to Form 10-Q for the quarter ended September 30, 1999.

4.2 The Bylaws of CBS, as amended to May 4,, 1999, are incorporated by reference to Exhibit 3(b) to Form
          10-Q for the quarter ended June 30, 1999.

4.3 The CBS Rights Agreement is incorporated by reference to Exhibit 1 to Form 8-A filed with the SEC on January 9, 1996.

4.4 The King World 1998 Stock Option and Restricted Stock Purchase Plan is incorporated by reference to Exhibit 10.1 to the King World Quarterly Report on Form 10-Q for the fiscal term ended March 30, 1999.

4.5       The King World 1996 Amended and Restated Stock
          Option and Restricted Stock Purchase Plan is incorporated by reference to Exhibit 10.11 to the King World Annual Report on Form 10-K for the fiscal year ended August 31, 1997.

4.6 The King World Salesforce Bonus Plan is incorporated by reference to Exhibit 10.2 to Post-Effective Amendment No. 1 to the King World Registration Statement No. 333-11363 on Form S-8 filed with the SEC on April 22, 1997.

4.7       Agreement and Plan of Merger, dated as of March 31,
	    1999, by and among King World Productions, Inc., the Company and K Acquisition Corp. is incorporated by reference to
	    Exhibit 2.1 to the report on Form 8-K of King World
	    Productions, Inc. filed with the SEC on April 1, 1999.

4.8       Amendment No. 1, dated as of September 8, 1999, to
	    Agreement and Plan of Merger, dated as of March 31, 1999, by and among King World Productions, Inc., the Company and K Acquisition Corp. is incorporated by reference to Exhibit
	    2.1 to the report on Form 8-K filed with the SEC on September 15, 1999.

*5.1      Opinion of Angeline C. Straka, Vice President, Secretary
   	    and Deputy General Counsel of CBS, as to the legality of the securities being registered.

*23.1     Consent of KPMG LLP, Independent Public Accountants.

*23.2     Consent of Counsel to CBS Corporation
          (included in Exhibit 5.1 hereto).

**24.1     Powers of Attorney.

------------------------------
*    Filed herewith.
**   Previously filed.